Exhibit 10.1

(premises leased for exclusive use of offices – offices-laboratories)

PFO2

Real Estate Investment Trust (REIT) which has its registered office in PARIS 17th – 9 rue Jadin, registered in the Trade and Companies Register of Paris under no. D 513 811 638,

represented by PERIAL Asset Management, Sole Proprietor Simplified Joint Stock Company (SASU) with share capital of €495,840, which has its registered office in PARIS 17th – 9 Rue Jadin, registered in the Trade Register of PARIS, under number 775 696 446, Management Company of the “PFO2” company, under the bylaws filed with Mr. DECHIN, Notary in PARIS, on July 23, 2009.

The said PERIAL Asset Management company represented by its CEO, Mr. Jean-Christophe ANTOINE;

Hereinafter referred to as “The Lessor”

AND,

The ERYTECH PHARMA company, with share capital of € 688,276.10 which has its registered office in LYON 69008, 60 avenue Rockefeller – ADENINE Building, registered in the Trade and Companies Register of LYON under number 479 560 013,

Represented by Mr. Gil BEYEN in his capacity as Chairman and Chief Executive Officer

Hereinafter referred to as “The Lessee”

The Lessor and the Lessee being hereinafter together referred to as the “Parties”

and individually as the “Party”.

IT HAS BEEN AGREED AND DECIDED AS FOLLOWS:

The Lessor as owner leases and grants for rent to the Lessee, which accepts, by this commercial lease the leased premises designated in Article 1 under the conditions of Articles L. 145-1 through L. 145-60 forming chapter V of the Commercial Code and Articles R 145-1 et seq. of the same code, and under the specific and general conditions which have been expressly agreed in the following articles. It is specifically stated that the specific conditions prevail over the general conditions. As a result, in the event of any difficulty of interpretation or conflict between the general conditions and the specific conditions, the specific conditions shall prevail in all circumstances, which the Parties expressly acknowledge.

PREAMBLE

Under the terms of a private agreement with effect from September 24, 2007, LYON 2006 INVESTORS SAS granted a lease to the Lessee, ERYTECH PHARMA SA, in a housing complex named “ADENINE”, located at 60 avenue Rockefeller – 69008 LYON, the description of the premises of which is the following:

•	On the ground floor and on the 5th floor of the building, various rooms for use as offices and laboratories with a share of the common area included of approximately 924.10 m2, an area of 46 m2 for use for archives in the basement, and 2 outside parking spaces and nine parking spaces in the basement.

Under an addendum No. 1 to the lease with effect from August 25, 2008, the lessor and the lessee agreed to lease additional premises, described as follows:

•	On the 4th floor of the building, various rooms for office use with a share of the common area included of approximately 399.23 m2 with 1 outside parking space and 4 parking spaces in the basement.

Under an authentic instrument dated August 8, 2012, SCPI PFO2 acquired the “ADENINE” housing complex and due to this it became subrogated to the rights of the Lessor.

ERYTECH PHARMA recently informed JONES LANG LASSALLE of its interest in taking a lease of an additional surface area of approximately 430 m2 on the 1st floor of the “ADENINE” housing complex and 6 parking spaces in the basement and 1 outside parking space.

For this purpose, the Parties agree to sign at the same time an amicable early termination instrument as of 06/30/2015 related to the above-mentioned lease and to agree to this new lease with effect from 07/01/2015 on all of the surface areas.

I- DESCRIPTION

1) LEASED PREMISES

• Address:	See Article 3 below

60 avenue Rockefeller – ADENINE Building – 69008 LYON

• Description:

The leased premises, (including a share of the common areas) consist of:

•	premises for office and office-laboratory use;

•	Ground floor: approximately 477.10 m2 leased (office-laboratories)

•	Ground+1: approximately 430 m2 leased (office-laboratories)

•	Ground+4: approximately 399.23 m2 leased

•	Ground+5: Attic: approximately 447 m2 leased (office-laboratories)

•	Archives areas in basement level -1 which is 46 m2 leased

•	Provision of a closed area specific to laboratory wastes, can be shared among the different tenants in the building and located on the ground floor

•	Parking spaces:

•	19 parking spaces in the basement numbers 1 – 22 – 31 – 35 – 36 – 45 – 52 – 53 – 54 – 55 – 56 – 57 – 59 – 60 – 61 – 62 – 63 – 64 – 66

•	4 outside parking spaces numbers 73 – 74 – 75 - 81

The common areas include the landings, entrance hall, elevators, stairways, toilets, and movement space on every level…

II- SPECIFIC CONDITIONS

The specific conditions apply by derogation from the general conditions.

2.1 – Term

See Article 4 below

• Nine years beginning from:	07/01/2015

• Date of end of lease:	06/30/2024

2.2 – Purpose – Authorized Activity

See Article 5 below

•	exclusive use of offices and offices-laboratories for the activities defined as of this date by its corporate purpose.

2.3 – Annual Principal Rent (excluding taxes)	€ 321,760.

(Three hundred and twenty one thousand seven hundred and sixty euros)

See Article 6 below

2.4. – Mobile Scale Clause

See Article 7 below

• Date of first annual indexing:	07/01/2016

• Basic Index: TARI	4th quarter 2014 – 107.80

2.5 – Fees

See Article 8 below

2.5.1 – Quarterly Provision for Current Fiscal Year:	€ 34,014.

(THIRTY-FOUR THOUSAND FOURTEEN EUROS)

including	Provisions on operating fees: € 20,591

Provisions on real estate tax and additional taxes: € 13,423

These provisions are calculated on an all taxes included budget and the VAT will be shown when fees and taxes are adjusted.

2.5.2 – Rules on Distribution of Fees and Taxes

The Lessee shall pay a share of fees and taxes in the following proportions:

See appendix related to the budget of provisional fees

2.6 – Tax Rules

See Article 9 below

VAT (Lessor’s option-Article 260-2 General Tax Code)

2.7 – Security Deposit

See Article 10 below

Equal to three months of the rent, which is:	€ 80,440

(EIGHTY THOUSAND FOUR HUNDRED FORTY EUROS)

2.8 – Transfer of Security Deposit

The amount of the security deposit currently held by the Lessor, which is € 73,684.89, for the lease with effect from September 24, 2007 related to the premises located in the housing complex named “ADENINE” and subject to an early termination with effect from June 30, 2015, shall be transferred to the new security deposit account to be established for this lease.

As a consequence, by derogation from Article 10.1, the Lessee shall pay an additional security deposit in an amount of € 6,755.11.

2.9 – Rent Exemption Excluding Tax/Excluding Fees

The Lessor grants to the Lessee an exemption from rent for 3 months excluding recoverable fees and taxes, establishing for the Lessee a rent reduction granted by the Lessor as an exception and purely commercial. As a consequence, the rent shall be due only beginning on October 1, 2015, the fees will be due beginning on July 1, 2015.

2.10 – Lease Term

By derogation from Article 4.3 of the General Conditions and by express derogation from Article L. 145-4, 1st paragraph of the New Commercial Code codified, the Lessee expressly and irrevocably waives the right to leave at the expiration of the first three year period.

The Lessee may then leave for the first time upon expiration of the fourth year, which is for June 30, 2019 then at the expiration of the sixth year and of the ninth year of this lease in the forms and time period set forth in Article 4.3 below.

2.11 – Construction Work at Expense of the Lessee

The Lessor authorizes the Lessee at this time to carry out, at its expense and under its responsibility, construction work on improvements and access in the premises, under the following conditions:

•	Authorization granted to the Lessee to use the emergency staircase in access for the areas on the 1st floor, it being understood that such access shall comply with the regulations in effect, specifically in terms of fire safety.

•	Creation of a freight elevator, with a reserved surface area of approximately 1 m2 between the ground floor and the 1st floor of the leased premises. The Lessee agrees to bear all consequences of such construction work which might be harmful to the structure and solidity of the building, to any electrical and fluid connection, to hold the Lessor harmless from any damage of any nature whatsoever which is caused by the performance of such construction work.

•	Creation of an access door for deliveries of the Lessee on the ground level of the real estate complex, including modification of the facade. The Lessor authorizes the Lessee to carry out all necessary administrative actions in order to obtain the legal and official authorization to modify the facade on the ground level.

The Lessee is reminded that, for all of the construction work referred to above, it shall provide to the Lessor, for approval, all technical descriptions, approved by an architect and a BET structure. In parallel, the authorizations of the Lessor cannot in any case render the Lessor liable or reduce the liability of the Lessee between the Parties as well as with respect to third parties. The construction work shall be done at the expense of the Lessee, under its responsibility and within the industrial practice. The Lessee, upon accepting the work, shall provide to the Lessor all DOEs and Records of acceptance of the work.

The Lessee shall also retain responsibility for cabling for computer technology and telephones.

2.12 – Negotiation Professional Fees

The parties acknowledge that this transaction was completed through the intermediary of the JONES LANG LASALLE company domiciled at 55 avenue Foch – 69006 LYON, and that the professional fees of this company, for which the Lessee is responsible totals 8% of the annual rent excl. taxes, which is the amount of € 25,740.80 + V.A.T. at the current rate of 20%. These professional fees shall be payable on the date of signature of the lease.

2.13 – Electric Service Contract

The Lessor shall take personal responsibility for any request to the service providers concerned regarding its request for a meter based on its electric power requirements, the service contract and the supply of fluids and the electrical connection of the leased premises.

The Lessee expressly agrees to provide to the Lessor and at its request the copy of its energy consumption bills.

2.14 – Premises and employees Consumption of fluids and waste production

The Lessee agrees to transmit to the Lessor, at least annually, the information on actual fluid consumption (water, electricity, gas, heating fuel, etc.) related to the leased premises and the quantities of wastes produced if known.

If applicable, the Lessee shall inform the Lessor of any accident, incident or event that occurred in the premises which is likely to explain any significant and exceptional increase or reduction found in the level of such consumption.

The Lessor shall be able to have communicated to it the average number of employees working in the Premises and the regular time slots of use of the Premises and the list of specific equipment with a capacity over or equal to 1000 W that it operated.

2.15 – Attached Documents

The following informational documents are sent by the Lessor to the Lessee, which acknowledges it:

•	1. The report on natural, technological and mining risks dated 01/14/2015.

•	2. The accurate and exhaustive inventory of categories of expenses, taxes, fees and payments with distribution between the Lessor and the Lessee

•	3. The provisional report of construction work planned by the Lessor in the first three years after the lease is entered into with a provisional budget and in the 3 years preceding the conclusion of the lease with their cost.

•	4. Plans of the premises and parking areas.

III – GENERAL CONDITIONS

3) DESCRIPTION AND REPORT ON CONDITION OF PREMISES ON ENTRY

3.1 – The Lessee declares that it has full knowledge of the leased premises described below in Article 1 because it has seen and visited the premises. The Lessee exempts the Lessor from giving a more specific description of it and accepts the premises in their current condition, as they exist and together with their easements and appurtenances.

The Lessee also agrees to not dispute the surface area which does not constitute an essential element of its consent.

It is expressly agreed that any error in the description of the leased premises shall not justify any reduction or increase of rent, which has been specifically set based on the overall evaluation and perfect knowledge of the premises leased by the Lessee.

Any difference between the surface areas indicated in the Specific Conditions or in annexes and the actual dimensions of the leased premises shall not justify any reduction or increase of the rent.

It is the mutual intention of the Parties that the leased premises expressly form an indivisible whole.

3.2 – In accordance with Article 145-40-1 of the Commercial Code, a report on the condition of the premises has now been drafted for the ground level, the ground level + 4 and +5, when the preceding lease was made. A report on the condition of the premises for the ground level + 1 shall be prepared when possession of the leased premises is taken in the presence of both parties and amicably by the Parties or by any third party authorized by the parties. One-half of the costs of this report shall be borne by each Party.

If there is no amicable report on the condition of the premises in the presence of both parties, it shall be drafted by a court bailiff, at the initiative of the most diligent Party, the other Party having been duly summoned to attend it. The cost billed by the court bailiff to draft this report shall be shared equally between the Lessor and the Lessee.

The report on the condition of the premises is attached to this lease or, if it is not, is kept by each of the Parties.

The Lessor may be represented at this inspection of the premises by its manager or by a specialized company or any other person of its choice.

3.3 – The Lessee agrees not to bring any action against the Lessor for defects, or apparent defects or failures.

4) TERM

4.1 – The lease is granted for a period of nine full and consecutive years, which will begin to run from the effective date set forth in Article 2.1 above.

4.2 – The lease shall terminate upon expiration by the effect of a notice given by registered letter with a request for acknowledgment of receipt or by extrajudicial instrument six months in advance by either Party in the forms and time periods in Article L. 145-9 of the Commercial Code. If it is not terminated, the lease shall continue beyond the fixed term and shall terminate only by the effect of a notice given by registered letter with a request for acknowledgment of receipt or by extrajudicial instrument at least six months in advance for the last day of the calendar quarter.

4.3 – The Lessee shall be solely authorized to terminate the lease at the expiration of each three year period, and the Lessee is responsible for giving notice to the Lessor six months in advance by registered letter with a request for acknowledgment of receipt or by extrajudicial instrument.

4.4 – When the notice is given by registered letter with a request for acknowledgment of receipt, the date of the notice is the date of the first submission of the letter in accordance with Article 145-1-1 of the Commercial Code.

4.5 – The Lessor may terminate this lease at any time without compensation in the case of construction work made mandatory by the Administration and/or by regulations requiring the total release of the leased premises or when the leased premises can no longer be used by the Lessee without danger.

5) INTENDED USE – AUTHORIZED ACTIVITY

5.1 – The Lessee shall use the leased premises in accordance with the intended use and exclusive assignment which have been given to them by the Lessor in Article 2.2 above.

5.2 – The Lessee shall take personal responsibility, at its expense, risk and peril, for any consequences that may result from the activity conducted in the premises; for this it agrees to:

•	to comply with the regulations in effect at the time of the lease and throughout its performance,

•	to obtain all administrative or other authorizations necessary to its activity, and their renewal throughout the term of the lease,

•	to pay all taxes and fees,

•	to carry out all construction work and improvements to comply with any applicable regulations as of the date when the lease is entered into or during its performance,

•	and, generally to do what is necessary so that the Lessor is never held responsible or liable regarding its activity.

5.3 – The Lessee shall not conduct in the leased premises any activity which is of a hazardous or unsanitary nature, contrary to public order or good morals, or carried out in violation of legislation or regulations.

5.4 – The Lessor does not guarantee any exclusivity or non-competition of any kind whatsoever, specifically commercial.

The Lessee waives any right of action against the Lessor and its agent and specifically any claim for compensation and/or reduction and/or arrangement of rents and/or fees for this purpose.

6) RENT

6.1 – The principal annual rent set forth above in Article 2.3 shall be payable in advance and by quarter on the first day of each calendar quarter, at the address of the Lessor or its agent and for the first time, as of the effective date of the lease set forth in Article 2.1.

The first term shall be calculated on a prorata temporis basis between the effective date of the lease and the last day of the current calendar quarter on the effective date of the lease.

6.2 – The payment shall be made by check, by bank or postal wire transfer or by withdrawal from the Lessee’s account, but in no case by using notes or commercial paper.

7) MOBILE SCALE

7.1 – The principal rent set forth in Article 2.3 above shall vary upon expiration of each lease year, higher or lower, automatically and without formalities, in the same proportions as the Tertiary Activities Rent Index (TARI) published by the INSEE (Institut national de la statistique et des études economiques [National Institute of Statistics and Economic Studies]).

7.2 – The base index is indicated above in Article 2.4. Upon expiration of the 1st lease year, the rent shall be indexed based on the most recent published index, compared to the base index. Then, upon expiration of each lease year, the rent shall be indexed based on the most recent published index, compared to the index used for the previous indexing.

7.3 – This mobile scale clause is an essential condition of the lease for the Lessor, without which it would not have been made, which is expressly accepted by the Lessee. As a consequence, if the index used is no longer published, the Parties decide to refer to the replacement index, or to any other index selected by them by mutual agreement; if not, the replacement index shall be determined by the competent Court.

7.4 – In the event that any of the provisions of this article is held to be void or inapplicable, such nullity shall not affect the other lease provisions or the rule on annual indexation of the rent.

8) CHARGES, TAXES AND FEES

8.1 – The Parties intend that the principal rent set forth above is stipulated net of all charges, fees, taxes, user fees and work for the Lessor, except for expenditures which due to their nature can be charged to the Lessor as exclusively listed in Article R. 145-35 of the Commercial Code and listed below:

1° Expenditures related to the large repairs referred to in Article 606 of the Civil Code and to professional fees related to the performance of such work, if any;

2° Expenditures related to construction work for the purpose of repairing obsolescence or to bring the leased property or the building in which it is located into compliance with regulations, when they are large repairs referred to in the preceding paragraph;

3° Taxes, specifically the territorial economic contribution, fees and user fees of which the person liable is the lessor or the owner of the premises or building; however, the real estate tax and taxes in addition to the real estate tax and taxes, fees and user fees related to use of the premises or the building or to a service from which the tenant benefits directly or indirectly may be charged to the tenant.

4° The professional fees of the lessor related to management of rents of the premises or building subject to the lease;

5° In a housing complex, the expenses, taxes, fees and user fees and cost of construction work related to vacant leased premises or which can be charged to other tenants.

Expenditures related to improvement construction work the amount of which exceeds the cost of identical replacement are not included in the expenditures referred to in 1° and 2°.

8.2 – As a result, the Lessee shall repay, specifically, to the Lessor:

8.2.1 – Local taxes, including the real estate tax and its additional fees, the fee for removal of household garbage, the sweeping fee and, if applicable, the annual tax on offices, and, generally all current, future or replacement taxes and fees related to the leased premises or to the building attached to the leased premises to the extent that they are connected to the use of the leased premises or building or to a service from which the Lessee benefits directly or indirectly, even when they would in principle be borne by the Lessor.

8.2.2 – The costs of supplies and individual consumption by the Lessee, in addition to those related to the share of common areas, water, electricity, gas, heating and air conditioning.

8.2.3 – The costs of services and provisions related to the building or leased premises, namely:

The costs of services and provisions of the building or leased premises, specifically: guard service – access control – digital code, intercom, video monitoring, employee salaries and social security contributions and taxes – cleaning and maintenance of common areas – window cleaning, cleaning facades of the building, sanitation and cleaning supplies, employee salaries and social security contributions and taxes, rat extermination, disinfection, insect extermination, snow removal – maintenance of green spaces – replacement and planting of plants-, maintenance of parking areas outside and in the basement, of courtyards, repainting and coating of floors and ceilings of common areas.

ASL, AFUL, co-tenancy, associations and RIE fees, if applicable, maintenance and partial restoration of roofs, maintenance and restoration of doors and doorways, sign maintenance, waste removal- rental of waste dumpsters, supplies of bags, containers, employee salaries and social security contributions and taxes, VMC contracts, lifting pumps, fluid consumption – electricity, cold water, hot water, ice water, fuels-, expenses related to maintenance, supply, renovation of heating, air conditioning installations, maintenance of columns – cold water, hot water, ice water, gas -, contracts – extinguishers, smoke removal, RIA, dry column, BAES -, maintenance of various pipework, networks for waste water evacuation, multi-technical contracts, mandatory inspections of installations and equipment, audits, insurance deductible in case of accidents in common areas, expenses related to maintenance, repairs, renovation of elevators, freight elevators, car elevators, partial repair of walls and vaults.

8.2.4 – All expenses common to the real estate complex of which the leased premises are a part, including costs and professional fees of technical management of the building or leased premises, costs and professional fees of audits and technical inspections incurred by the Lessor, insurance premiums and additional insurance premiums of the building, maintenance work, repairs, replacement and of checking of all equipment and installations of the leased premises and the building.

8.3 – An accurate and exhaustive inventory of these expenses, fees, taxes and user fees containing the indication of their division between the Lessor and the Lessee is attached to the lease in accordance with Article L. 145-40-2 of the Commercial Code. This inventory appearing in the annex is an integral part of the lease and binds the Parties.

This inventory shall give rise to an annual summary report sent by the Lessor to the Lessee no later than September 30 of the year following the year for which it is prepared or, for buildings in co-tenancy, within a period of three months from the statement of co-tenancy expenses for the annual fiscal year.

If applicable, invoices corresponding to this summary report may be sent by e-mail or consulted, upon request, at the domicile of the building manager.

During the lease, the Lessor shall inform the Lessee of any new charge, tax, fee and user fee.

The Lessee shall be liable for any new charge, taxes, user fee and fee.

The charges, taxes and fees shall be divided on a prorated basis of general fractions allocated to the leased premises, and if not, at the prorated surface area of the leased premises (including share of common areas) compared to the total surface area of the building.

The Lessor shall keep the Lessee informed during the term of the lease of any information which is likely to change the division of charges, taxes and fees.

8.4 – The provision on charges set forth above in Article 2.5 for the current fiscal year shall be paid each quarter in advance at the same time as the principal rent and in the same conditions.

The first term shall be calculated prorata temporis between the effective date of the lease and the last day of the current calendar quarter on the effective date of the lease.

The quarterly provision on expenses shall be calculated annually based on the provisional budget of expenses of the relevant fiscal year and based on the share of the leased premises leased by the lessee in the various codes for dividing such expenses.

The quarterly provision for real estate taxes and additional taxes shall be calculated annually based on the actual share of the leased premises of the preceding year leased by the lessee increased by a revaluation rate determined annually.

The quarterly provision for taxes on offices and parking spaces shall be calculated annually based on the actual share of premises leased in the preceding year leased by the lessee increased by a revaluation rate determined annually.

Provisions are called every quarter and payable quarterly in advance. They correspond to the share of surface areas leased (including share of common areas) in the annual provisional budget.

These provisions shall be deducted from the amounts of actual expenses and taxes calculated and collected annually.

8.5 – The Lessor shall prepare the accounting of expenses by calendar year. A breakdown shall be sent to the Lessee with attached documentation no later than September 30 of the year following the year during which the expense was incurred and within 3 months from the annual statement of co-tenancy charges for a building in co-tenancy. If applicable, the invoices may be consulted, by appointment, at the address of the building manager.

8.6 – The Lessor reserves the ability to modify the division of expenses and construction work, specifically in the event of any change in the use of the facilities, of elimination or any new facility, and in the event of modification of the building, of the division of lots among Lessees and co-owners or of legislation.

The Lessor agrees to inform the Lessee of any division modification.

In addition, the division among tenants of expenses, taxes, fees and user fees and of the cost of construction related to the real estate complex may be weighted by agreement. The Lessee is informed of such weightings.

8.7 – The construction work completed and planned by the Lessor is attached to the lease:

1° A provisional report of the construction work that the Lessor plans to carry out in the three years after the lease is concluded, with an attached provisional budget.

2° A summary report of the construction work that the Lessor completed in the three years prior to the conclusion of the lease, indicating their cost.

The Lessor shall communicate to the Lessee every 3 years within the period of 2 months beginning from the end of each three year term of the lease in accordance with Article R. 145-37 of the Commercial Code these two summary reports related to the work.

9) TAX RULES

9.1 – Rents, taxes, fees, expenses and related charges shall be increased by the VAT under the conditions and at the rate in effect on the date of each billing, as the Lessor has opted for the VAT tax rules in application of Article 260 – 2° of the General Tax Code.

9.2 – The Lessee shall pay to the Lessor, all other new, additional or replacement fees in the event that the option for the VAT rules cannot be maintained, or if the VAT is eliminated, as the rent is stipulated net of all charges.

10) SECURITY DEPOSIT

10.1 – In order to guarantee at all times the proper performance of payment obligations and the performance of all of the clauses and conditions of the lease for which the Lessee is responsible, the Lessee pays, upon signature of this lease, to the Lessor, a security deposit, which does not produce interest, the amount of which, equal to three months of the annual rent excluding taxes and excluding charges, is indicated in Article 2.7 above.

10.2 – This security deposit shall be kept during the entire lease term. The security deposit shall be increased or reduced upon any variation of the annual rent, in the same proportions, so that it is at all times equal to three months of such annual rent excluding taxes and excluding charges.

10.3 – The security deposit shall be returned at the end of possession, after the accounting of charges, taxes and repair work is approved, after deduction of any amounts which may be owed by the Lessee for rents, charges, taxes, fees, occupancy payment, related costs, work, penalties, late payment interest, repairs or for any others which the Lessee may owe to the Lessor, or for which the Lessor may be rendered liable for it for any reason whatsoever, during the lease and/or during any automatic extension and until the Lessee moves out and returns the keys, if this occurs after the lease expires.

The security deposit shall not in any case be applied by the Lessee, in full or in part, to any of the rent payments, occupancy payment, charges, taxes and/or to any other related costs owed for this lease.

10.4 – It is acknowledged by the Lessee that the security deposit paid constitutes a cash collateral with dispossession as provided in Articles 2 333 et seq. of the Civil Code and that as a consequence the Lessor shall be authorized, at any time whenever during the lease or upon expiration of the lease, to take and use the security deposit, without formality, for the payment by set off of amounts owned by the Lessee for rent, occupancy payment, charges, taxes, fees, related costs, penalties, construction work or other costs.

In this case, the Lessee shall be obligated to reestablish this deposit upon request by the Lessor within a period of 30 days except in the case of a serious dispute, the Lessee expressly agreeing to the set-off for this purpose.

10.5 – In the event that a safeguard proceeding, court-ordered restructuring or court-ordered liquidation is opened, it is acknowledged by the Lessee that the debt receivable by the Lessor for secured obligations in the case of non-payment and the debt receivable by the Lessee on the Lessor to return the security deposit are related. The Lessor may, if it deems it appropriate, automatically and without formality, set off from any debt prior to the decision to open the proceeding with all or part of the security deposit it holds, and in the amount due.

In this case, the continuation of the commercial lease by the court administrator or liquidator in that capacity under Articles L. 622-13 et seq. of the Commercial Code shall have as a mandatory and immediate consequence the obligation by the Lessee (or even by the court administrator or liquidator) or its successor to re-establish the security deposit, independent of the payment of rents, charges, fees, taxes, related costs or other costs, subject to the penalty of the termination clause in Article 19 below, if the Lessor deems it appropriate.

10.6 – In the case of termination of this lease by the Lessee other than expiration of a contractual term, whether the cause is judicial or under the effect of the termination clause in the lease, automatically or if it results from the application of a legal provision, the entire security deposit shall remain acquired by the Lessor solely due to such termination, without prejudice to any damages or compensation.

10.7 – In the case of assignment of the right to the lease or business assets, the security deposit shall be retained by the Lessor and shall be returned to the assignor only after payment of any amounts owed by the assignor. Thus, the assignee shall be obligated to pay to the Lessor, on the date of signature of the assignment, the amount of the security deposit due in performance of the lease.

10.8 – In the case of sale of the building of which the leased premises are a part, the security deposit shall be transferred by the Lessor to the purchaser of the Building which shall become the sole debtor to the Lessee which the Lessee acknowledges. The Lessee agrees to claim the return only from such purchaser.

11) LATE PAYMENT INTEREST

11.1 - By express agreement, any sums which owed by the Lessee under this lease not paid at their due date shall carry automatically interest payable to the Lessor, at the legal rate increased by five points, as from the date of the aforesaid due date, without it being necessary give prior formal notice.

The application of the preceding subparagraph, shall not at any time, be regarded as constituting authorization of any delayed payment. It shall not in any way prevent the termination action referred to in Articles 19.1 and 19.2 infra.

11.2 - However, such interest shall not be invoiced if the Lessee paid its debt within fifteen days of the due date.

12) USE OF THE PREMISES

12.1 - The premises shall be constantly furnished by the Lessee with pieces of furniture and materials in sufficient quantity and value to meet at any time the payment of the rents and related expenses as well as performance of the clauses and terms of the lease.

12.2 - The Lessee shall maintain the occupancy of the premises continuously, and ensure their permanent operation.

12.3 - The Lessee shall comply with all current and future laws, regulations and practices in effect and in particular all regulations on the roadway system, police, safety, town planning, health, environment, with the regulations of the labor law and the regulations relating to the establishments receiving the public.

The Lessee shall comply, as applicable, with the provisions of the joint ownership rules, the specifications of bylaws of associations or the building rules as well as with any decisions made in the general interest by the Lessor or the meetings of joint owners or shareholders.

The Lessee shall thus be responsible, at its sole expense, to respond to any administrative injunctions and regulations, so that the Lessor is never held liable.

12.4 - After obtaining the prior written consent and of the Lessor related to the site, quality, materials, dimensions and the methods of installation, the Lessee shall be able to affix at its expense signs, posters, banners, formwork, plates, signs, antennas, parabolas or others outside the lease premises, or visible from the exterior, only on the windows.

The Lessee shall take responsibility for all obligations, in particular administrative obligations and for the payment of any taxes.

The Lessee agrees to deposit them, at its expense and without delay, at the end of the lease or upon any request by the Lessor, in particular in the event of construction work and to carry out all necessary repairs.

12.5 - The Lessee shall not be able to deposit, even temporarily, in the common areas of the building, as they must remain permanently free. No encroachment on the common areas shall be authorized.

12.6 - The Lessee shall take all appropriate measures so that the exercise of its activities does not disturb the peace, good appearance or maintenance of the building, and does not cause any nuisance for neighbors. Particularly, the Lessee shall not be able to use any means of broadcasting (loudspeakers, etc.) which can be heard outside of the leased premises. Devices and installations which can cause any disturbances shall have to be “anti-parasitized” or isolated; “lost water” air-conditioners are prohibited.

The Lessee shall not bring inflammable, explosive, corrosive or dangerous materials into the leased premises, or use gas or slow combustion devices.

The Lessee shall pay attention to the proper conduct of its staff and visitors, it being understood that the Lessee shall be held responsible for any damage committed in the building and in the leased premises by its staff or visitors.

The Lessee shall indemnify and hold the Lessor harmless from any claim or action by any third party against the Lessor (in particular by neighbors) for any nuisance caused by the Lessee or its employee.

12.7 - The Lessee shall not be able to load the ground and floors with a weight over 250 kilos per m2. Any load beyond this limit shall be subject to prior written authorization by the Lessor.

12.8 - The Lessee shall not be able to carry out in the premises any work, changes of distribution, demolitions, borings of walls or vaults, or construction without prior written consent of the Lessor. For this purpose, the Lessee shall send to the Lessor all useful documents, (plan, description, technical notes, etc.) and the work shall be carried out under the oversight of an architect or an engineering firm, approved by the Lessor, at the expense and risks of the Lessee.

12.9 - All work, improvements, facilities, installations and construction, including partitions, carried out by the Lessee at the time of entry into the premises or during the lease shall become the property of the Lessor in the end of this lease, by way of accession, without compensation, unless this requires the delivery of the premises in their original state, in whole or in part. The same shall apply to any equipment intended to be immovable.

12.10 - Public sales are rigorously prohibited in the leased premises and the common areas of the real property including as a part of a collective proceeding.

12.11 - In the event of necessity for the Lessor, the Lessor may temporarily or permanently limit or prohibit the access to all or part of surface area of common areas. This limitation or prohibition of use of common areas shall not cause a deduction of rent or compensation for the Lessee, except in the event of a substantial obstacle to the access to the leased premises.

13) MAINTENANCE

13.1 - The Lessee shall take the leased premises in as is condition, without being able to claim from the Lessor whether it is upon entry in the premises or during the lease any work, bringing into compliance, building out or installations of any kind whatsoever except for the work referred to in Article R. 145-35 of the Commercial Code in its subparagraphs 1 and 2.

13.2 - The Lessee shall maintain the leased premises in perfect condition for the length of lease and it shall make any necessary maintenance repairs regardless of the nature; the Lessor shall retain responsibility only for major repairs defined by Article 606 of the Civil Code except in cases where:

•	they are due to a maintenance failure which is the responsibility of the Lessee

•	they are related to improvement work the amount of which exceeds the cost of identical replacement within the meaning of Article R. 145-35 of the Commercial Code.

The Lessee shall particularly ensure the perfect operating condition and cleanliness of doors, closures, shutters, curtains, blinds, windows and frame, taps, drains, it shall repair their painting if necessary.

It shall also maintain and repair the walls, partitions, ceilings and coatings of the floors as often as necessary, so as to always keep them in a perfect state of cleanliness and maintenance, except if this work results from a failure of the Lessor as to its obligations for work for which it is responsible set forth in Article 606 of the Civil Code.

13.3 - The Lessee shall maintain the equipment and installations in the leased premises or serving them exclusively; it shall carry out as necessary their modification, repair or replacement or bringing them into compliance, even if it results from new standards or regulations, all at its expense and so that this equipment and installations are returned at the end of the lease in perfect compliance and operating condition. For this purpose, it shall subscribe all necessary service contracts and shall have periodic inspections of the proper operation of such equipment and installations, as well as their conformity to the standards in force and the provisions of the Labor Code, in particular regarding safety, carried out by licensed entities.

13.4 - In all the cases where the obligations above subject to Articles 13.1 to 13.3 are not met, the Lessor shall be able, one month after a formal notice remains without effect, to complete necessary work using any company of its choice and under the oversight of a project manager, to sign maintenance service contracts or to have inspections conducted, all at the expense of the Lessee.

13.5 - The Lessee shall bear the cost and allow any repair work, renovation, rebuilding, heightening and enlarging which the Lessor has to have carried out in the leased premises or the building of which the leased premises is a part without compensation, regardless of the disadvantages and duration even if they exceed a duration of 21 days notwithstanding the provisions of Article 1724 of the Civil Code.

The Lessee shall also pay the costs, if any, without compensation, of cabling, ducts, and channeling necessary for service of other leased premises in the building, and any installations intended to ensure the safety of the building or to improve the comfort of the building. However, in all the cases work shall be carried out with all necessary diligence.

13.6 - The Lessee shall allow the Lessor, its representatives and companies to enter the leased premises for the determination and to complete work deemed appropriate, in accordance with Articles 13.4 and 13.5 above, with 48 hours’ notice, except in case of an emergency.

14) DOMICILIATION - SUBLEASING

14.1 - Any domiciliation is prohibited except with prior written consent of the Lessor.

14.2 - The Lessee shall not replace any person or company, even without consideration, in the leased premises, in whole or in part. The Lessee shall personally occupy the leased premises.

14.3 - The Lessee may to sub-lease the leased premises, in whole or in part, only with the prior written approval of the Lessor.

14.4 - In the case of authorized subleasing, it may take place only by an instrument in which the sub-tenant acknowledges the indivisible character of the principal lease and agrees jointly and severally with the Lessee, within the limit of its sub-lease, to the payment of the principal rent and the performance of the terms of the principal lessee. This sublease shall be notified to the Lessor at no cost to the Lessor in the month in which such sublease takes effect, at the latest.

14.5 – Non-compliance of these obligations and conditions subject to Articles 14.1 through 14.4 above shall immediately and automatically cause termination of the principal lease.

15) ASSIGNMENT

15.1 - The Lessee may assign its right to the lease only to the purchaser of the assets operated in the leased premises. The assignee shall be approved in advance by the Lessor.

15.2 - In this case, the assignment shall occur only to the extent that any sums billed and owed pursuant to this lease are paid in advance; moreover, the Lessee shall be obligated to notify at its expense by registered letter with a request for acknowledgment of receipt or by extrajudicial instrument to the Lessor, at least fifteen days in advance, the draft of the deed of sale constituting an assignment of the right to the lease. In addition, the Lessor shall be requested to concur in the instrument by the same notification. Finally, the assigning Lessee shall be liable to the Lessor for compensation representing the cost of the possible repair work or of bringing the leased premises into compliance as they shown by the report on the condition of the premises referred to in Article 15.3 below. This compensation shall represent the amount of the estimates of work corresponding to repairs or bringing the premises into compliance shown by comparison between the report on the condition of the premises of intermediate exit and the original report on the condition of the premises.

15.3 - In accordance with Article L. 145-40-1 of the Commercial Code, in the event of assignment of the right to the lease, assignment or transfer without consideration of business assets, a report on the condition of the premises shall be prepared in the presence of both parties and amicably between the parties or by a third party authorized by them before the entry into possession of the leased premises by the Assignee.

The Lessee shall be obligated to inform the Lessor by registered letter with a request for acknowledgement of receipt of the effective date of possession of the leased premises by the assignee at least 15 days before this date, so that the Lessor can usefully organize the inventory of fixtures of entry in the leased premises by the assignee.

One-half of the costs of this report on the condition of the premises shall be borne by each Party.

If there is no amicable report on the condition of the premises in the presence of both parties, it shall be prepared by a court bailiff, at the initiative of the most diligent party, with expenses shared equally between the Lessor and the Lessee.

The report of the condition of the premises on intermediate exit shall be attached to this lease or, if it is not, shall be kept by each Party.

The Lessor may be represented at this inspection by its manager or a specialized company or any other person of its choice.

15.4 - The Lessee in the event of assignment or transfer without consideration of the lease or the business assets, shall remain a joint and severally liable guarantor with respect to the Lessor for the payment of rents or occupancy compensation, for expenses, tax bills, taxes and any sum due pursuant to the lease as well as full performance of the clauses and terms of the lease, for 3 years from the signature of the instrument of assignment or transfer, provided that notice of it is given to the Lessor within 15 days of the assignment or transfer by registered letter with a request for acknowledgment of receipt. In addition, the assignee shall be with respect to the Lessor a joint and several guarantor of the Assigning Lessee for the payment of rents and expenses due until the date of the assignment, even if they are billed later. Any act of sale constituting an assignment of the right to the lease shall mention these obligations; these provisions shall apply to any successive assignments.

The Lessor shall be obligated to inform the Assignor of any failure by the Assignee to pay within a period of one month from the date on which the amount should have been paid by the Assignee.

15.5 - In the event of assignment, as in the event of merger or split of companies, of partial contribution of assets, of universal transfer of assets or transfer of more than 50% of the corporate shares, an original of the instrument shall be served on the Lessor at no cost to the Lessor, within the period of 15 days from the transaction.

15.6 - The Lessee shall grant in a financial lease the business assets operated in the leased premises only with the prior written authorization of the Lessor, which shall be granted in a reasonable time period. The refusal of the Lessor shall be based on fair reasons.

15.7 – Non-compliance with the obligations above subject to Articles 15.1 through 15.6 shall immediately and automatically cause termination of the lease.

16) INSURANCE

16.1 - The Lessor guarantees the financial consequences of civil liability that it may incur as owner. It insures the building of which the LEASED PREMISES are a part as well as all improvements and installations in the nature of real property which it owns, specifically against risks of fire, explosions and special risks such as:

•	water damage,

•	storm, wind, hail, weight of snow and ice

•	riots, attacks, terrorism, sabotage,

•	malice, vandalism, graffiti,

•	land vehicle crashes,

•	crashes of aircraft and space crafts,

•	crossing of sound through walls,

•	smoke,

•	natural disasters.

16.2- The Lessee, for itself as well as for any occupants due to its actions, shall have coverage for the financial consequences of civil liability that it may incur due to its activities, in particular with respect to neighbors and any third parties.

The Lessee shall ensure its own property, equipment and all objects in the LEASED PREMISES and any improvements and installations it has made, specifically against risks of fire and explosions. It shall take responsibility for its operating losses and loss of enjoyment.

The Lessee shall obtain insurance against glass breakage and any real property damage resulting from thefts or attempted thefts.

16.3 - The Lessee for itself as well as for any occupants due to its actions, waives and shall have its insurers waive any recourse against the Lessor and its insurers for any tangible and intangible damage, including deprivation or disruption of enjoyment and operating losses, which may result from destruction or damage, in whole or in part, of the LEASED PREMISES due to fire, explosion and water damage.

Reciprocally, the Lessor for itself as well as for any occupants due to its actions, waives and shall have its insurers waive any recourse against the Lessee and its insurers for any tangible and intangible damage, including deprivation or disruption of enjoyment and operating losses, which may result from destruction or damage, in whole or in part, of the LEASED PREMISES due to fire, explosion and water damage. The Lessor waives and shall have its insurers waive any recourse they may be entitled to bring against the Lessee, its insurers and any occupants due to its actions legally authorized for all tangible and intangible damage which may result from fire, explosion and special risks which occurred in the building of which the leased premises are a part.

16.4 - The Lessee shall maintain and renew its insurance for the entire term of the LEASE and provide proof upon the first request by the Lessor. The policies obtained shall be with companies that are known to be solvent which have a domicile in France.

The Lessee shall be obligated to inform Lessor by registered letter with acknowledgment of delivery in the event of suspension or termination of their contracts, regardless of the cause.

16.5 - The Lessee shall transmit to its insurers any information about its activities in the LEASED PREMISES which may cause any change of the risk and premium rate. For this purpose, the Lessee shall be obligated to allow free access to the insurers of the lessor to enable them to properly evaluate the risks to be covered.

16.6 - The Lessee shall repay to the Lessor all insurance premiums accounts including all taxes contracted by the Lessor for the building of which the LEASED PREMISES are a part, on a prorated basis of the general fractions for dividing expenses or, if there are none, of the surface areas. The Lessee shall repay to interested parties, the Lessor, co-tenants or neighbors, any increases of premiums that may result from its activities.

16.7 - The Lessee and its insurers waive any recourse in liability against the Lessor and its insurers for any damage caused in the LEASED PREMISES, such damage must be considered by the insurance companies.

In particular, the Lessee specifically shall not claim that the Lessor is liable:

•	in case of theft, burglary or any other act of which the Lessee might be a victim in the LEASED PREMISES or in the building of which the LEASED PREMISES are a part,

•	in the event of interruption of building services unless they are directly due to the fault, negligence or lack of care of the Lessor,

•	in the event of damage caused to the LEASED PREMISES, to equipment and objects there, as a consequence of floods, leakage, infiltration, moisture or another causes unless they are directly due to the fault, negligence or lack of care of the Lessor,

•	in the event of accident which occurred in the LEASED PREMISES or in the building,

•	in the event of actions engaging the liabilities of the neighbors, of their staff, suppliers or customers,

•	in the event of illegal occupation of the building or LEASED PREMISES by third parties,

•	in the event of expropriation due to public utility.

16.8 - The Lessee shall be obligated to report in the agreed time periods to its insurance company any accidents that occurred in the LEASED PREMISES. It shall send a copy of its report to the Lessor by the same letter.

17) END OF LEASE – RETURN OF THE PREMISES

17.1 - For the six months period preceding the end of the lease, the Lessor may have any potential buyer or tenant visit the leased premises, during business hours. During the same period, the Lessor shall be entitled to post outside of the leased premises any signs and posters that it deems necessary to advertise the sale or lease.

17.2 – Prior to any relocation, even partial of furniture and equipment, the Lessee shall provide proof, by submitting receipts of payment of all contributions for which it is responsible for which the Lessor may be liable for any reason. The Lessee also must have paid all rents, expenses and related fees.

17.3 - The leased premises shall be returned to the Lessor by the Lessee empty of any occupation and no later than the expiration date of the lease, in perfect condition of any lease repairs, maintenance and compliance. For this reason, the Lessee expressly waives the right to rely on wear and tear and/or obsolescence within the meaning of Article 1755 of the Civil Code.

The Lessee shall deliver to the Lessor at its expense and no later than the expiration date of the Lease, a certification of compliance of the electrical and fire control installations signed by an approved organization.

Three months before the end of the lease, the Lessor may request, at the shared expense of the Parties, the preparation of a pre-report of the conditions of the premises in the presence of both parties indicating any repairs, cleaning, restoration, replacement, painting work, restoration of floor coverings, that the Lessee may carry out at its expense before the leased premises are returned, without prejudice to any other work that is shown only after the report of the condition of the premises when the Lessee leaves the premises.

A report on the condition of the premises shall be prepared at the expense of the Lessee, amicably and in the presence of both Parties, or by a third party authorized by them after the Lessee has completely moved out, either on the expiration date of the lease, or on the closest date possible.

If there is no report on the condition of the premises, amicable and in the presence of both parties, it shall be prepared by a court bailiff, at the initiative of the most diligent party, and the costs shall be shared equally between the Lessor and the Lessee.

The report on the condition of the premises when the Lessee leaves the premises shall be kept by each Party. The evaluation of the obligations of the Lessee to repair the leased premises within the meaning of this article is done by comparison with the report at the beginning of the lease of the condition of the premises prepared no later than the effective date of the lease, including in the case that the Lease was subject to one or more assignments or transfers during the Lease with preparation of a report on the condition of the premises on the date of the assignment or transfer of the lease.

In any case, the keys shall be delivered no later than the expiration date of the lease.

The Lessor may be represented at the report on the condition of the premises and/or pre-report on the condition of the premises, by its manager or by a specialized company or any other person of its choice.

17.4 – In the event that repairs or restoration which are the responsibility of the Lessee were not completed before the expiration of the lease, the Lessee shall no longer have access to the leased premises and the Lessor shall have prepared by the companies and the project manager of its choice, estimates for cleaning, remaking, repairs, replacement, painting work and restoration made necessary in view of the findings that appear on the pre-report of the condition of the premises and/or the report on the condition of the premises when the Lessee leaves. The Lessee shall then be liable to the Lessor, whether such work or restoration is performed by the Lessor or not, for the amount of such estimates, for the professional fees of the project manager and for compensation for the unavailability of the premises, calculated on the same basis as the final rent, during any period necessary to complete the work, increased by fifteen days to request and obtain estimates.

The preparation of the pre-report on the condition of the premises within the meaning of Article 17.3 does not constitute any mandatory obligation of the Lessor, which is free to have or not to have it prepared and its absence does not exonerate the Lessee in any way from its obligation to repair the leased premises within the meaning of this article.

18) AMENDMENTS - TOLERANCE - INDIVISIBILITY

18.1 - The Lease shall be amended only by an amendment signed by the Parties or by exchanges of letters.

18.2 - No amendment may be inferred, either from the passivity of the Lessor, or from simple tolerance, regardless of the frequency or duration, the Lessor remaining free to require the strict application of the lease and its endorsements at any time.

18.3 - The lease is declared indivisible for the sole benefit of the Lessor in the event of any authorized sublease.

18.4 - The Lessee shall be obligated to give notice to the Lessor within one month of any significant changes in its civil status or of the bylaws of its company (change of name, transfer of registered office, change of form, etc.). The same shall apply in the case of provisional administration, any safeguard proceeding, placement in court-ordered restructuring, court-ordered liquidation or early dissolution, but in such case, the period shall be reduced to eight days and the set off of the security deposit with any sums that may be owed by the Lessee shall be immediate and shall be done without formality. The Lease shall not continue with immediate re-establishment of the contractual guarantees.

19) TERMINATION CLAUSE

19.1 - It is expressly agreed that if there is no payment of a single installment or term fraction of the rent, charges and related fees, upon its due date, in the case of non-performance of a single condition of the lease, three months after notice is given by extrajudicial instrument which remained ineffective, the lease shall be automatically terminated, if the Lessor deems it appropriate, even in the case of payment or performance after the expiration of the above period. If the Lessee refuses to leave the premises, it shall be sufficient to force it to leave by a simple injunction, enforceable by provision and without notice.

19.2 - The Lessee shall, in addition, be liable to the Lessor for all costs and professional fees before and during the dispute (specifically including costs and professional fees of attorneys and court bailiffs, costs of experts) resulting from its delayed payment of any amount due under the lease or resulting from non-performance or failure to comply with any of the clauses of the lease, which shall be added to any damages that the Lessor may claim from the Lessee.

19.3 - In the event of termination by acquisition of the termination clause, the rents and charges paid in advance and the amount of the security deposit shall be kept by the Lessor, without it constituting a waiver by the Lessor of the right to obtain compensation in court for all of its injury.

20) – OCCUPANCY COMPENSATION

If the leased premises are not returned after termination of the lease or after contractual expiration of the lease, the Lessee shall be indebted to the Lessor, an occupancy payment set, by day of delay, at 1/360th of the last annual rent increased by a lump sum of 20% and by the VAT at the rate in effect until the date when the leased premises are returned, in addition to charges and taxes.

21) - DESTRUCTION OF THE LEASED PREMISES

If the leased premises are completely destroyed (explosion, fire in particular) the lease would be automatically cancelled without compensation to either Party.

In the event of partial destruction of the leased premises, each Party shall be able to terminate the lease in accordance with article 1722 of the Civil Code.

If the lease is not terminated following partial destruction of the leased premises, the Lessor and the Lessee shall agree to calculate the amount of the reduction in rent corresponding to the destroyed surface area.

In the absence of an agreement, the most diligent party shall refer the matter the court of competent jurisdiction within the meaning of Article 23.4.

22) - LEASE RENEWAL

It is expressly agreed between the Parties that if the lease is renewed, it shall be renewed for one whole and consecutive 9 year period, with fixing of the rent of the lease renewed according to the rental value within the meaning of the Article L. 145-33 of the Commercial Code.

23) - EXPENSES - ELECTION OF DOMICILE

23.1 - The expenses, fees and professional fees of this lease, and those which shall be the result or the consequence, are the responsibility of the Lessee, which agrees to be responsible, subject to the penalty of the termination clause.

23.2 - The Lessor elects domicile at its Registered Office.

23.3 - The Lessee elects domicile at the leased premises.

23.4 - For any disputes relating to the performance, interpretation or validity of this lease, the court is the court of the leased premises.

Done in PARIS, in 2 originals, one for each Party.

On 06/9/2015
LESSEE	LESSOR
/s/ Gil Beyen	/s/ [illegible]

PFO2
9 rue Jadin – 75017 PARIS
Tel. 01 56 43 11 51 – Fax 01 56 43 11 49
E-mail: [illegible] – www.perial.com
[illegible] 638

NIVEAU 1

- CORNIERES A JOINTS CREUX
- EKLA EVOLUTION 15mm 600x600
- CASSETTES ACIER PERFO 600x600
- EKLA EVOLUTION 15mm 600x600 Sanitaires
- EKLA EVOLUTION 15mm 1200x600 Sanitaires

BIOPARC Construction d'un immeuble de bureaux, laboratoires Avenue Rockfeller - Lyon 8 ème	PLAN ARCHITECTE R+1	EXE	N° du Plan 101	
		DATE 24MAI06	1/200 IND.02

BUREAUX
NIVEAU 2
T2
T1

■ CORNIERES A JOINTS CREUX
■ EKLA EVOLUTION 15mm 600x600
□ CASSETTES ACIER PERFO 600x600
■ EKLA EVOLUTION 15mm 600x600 Sanitaires
■ EKLA EVOLUTION 15mm 1200x600 Sanitaires
■ EKLA EVOLUTION 15mm 600x600 Paliers

BIOPARC Construction d'un immeuble de bureaux, laboratoires — Avenue Rockfeller - Lyon 8 ème	PLAN ARCHITECTE R+2	EXE	N° du Plan 102
		DATE 24MAI06	1/200 IND 02

PATIO
[redacted]
T2
T1

■ CORNIERES A JOINTS CREUX FOURNIES PAR SERRURRIER

■ EKLA EVOLUTION 15mm 600x600 T24 (1101 m2)

□ CASSETTES ACIER PERFO 600x600 T24
■ CASSETTES ACIER LISSES T24 (61,80 m2)

■ BACS AUTO PORTANT 300mm (42,58 m2)

BIOPARC **Construction d'un immeuble de bureaux, laboratoires** Avenue Rockfeller - Lyon 8 ème	PLAN ARCHITECTE R+3 (+/-11.70)	EXE DATE	N° de Plan 103 1/200 IND:02

24. 06 May

AVENUE ROCKFELLER
ATTIQUE 1
PROPERTY BOUNDARY
VIDE SUR PATIO
T2
EXE
105
PLAN ARCHITECTE
attique1 (+18.30)
BIOPARC
Construction d'un immeuble de bureaux, laboratoires

[initials] [initials] 23

ERYTECH PHARMA	Version 06/03/2015
PfO2
ADENINE

60, avenue Rockefeller – 69008 LYON

NATURE OF CHARGES	Lessor	Lessee
Taxes and fees
real estate tax and additional taxes including recording fees		100%
fee for household garbage removal including recording fees		100%
sweeping fee		100%
annual fee on offices		100%
annual fee on commercial space		100%
annual fee on storage space		100%
fee on interior and exterior parking spaces		100%
taxes, fees and user fees related to use of premise leased directly		100%
taxes, fees and user fees related to services received by the Lessee		100%
VAT on charges, rebilled fees, rents and occupancy payments		100%

Maintenance Contracts, [illegible]
guard service		100%
access control – digital code		100%
intercom		100%
video monitoring		100%
cleaning and maintenance of common areas		100%
glass cleaning		100%
cleaning of facades		100%
sanitation and household supplies		100%
rat extermination/disinfection/insect extermination/snow removal		100%
maintenance of green spaces		100%
replacement and planting of plants		100%
maintenance and repair of exterior and interior parking areas		100%
maintenance and restoration of courtyards and roadways		100%
maintenance and restoration of paint, coating of floors and ceilings of common areas		100%
maintenance and repair of air conditioning and heating systems
maintenance and partial restoration of roofs		100%
maintenance and repair of lifts		100%
maintenance and repair of doors and windows, including locks		100%
maintenance and repair of automatic doors (pedestrian doors, gateways, parking area doors)		100%
maintenance and repair of plumbing in common areas		100%
maintenance and repair of fire safety systems of the building (RIA, extinguishers, BAES, dry columns, smoke removal)		100%
inspection and repair of electrical installations in common areas		100%
office operations mandatory periodic inspections		100%
waste removal		100%
renting of dumpsters and supplies of bags and containers		100%
maintenance and repair of different systems (waste water, rain water)		100%
multi-technical contracts		100%
maintenance and repair of VMCs		100%
maintenance and repair of lifting pumps		100%
		100%
		100%

maintenance, repair and modernization of lifting devices (elevators, freight elevators, car elevators)		100%
leasing, readings and maintenance of sub-meters
maintenance, repair and replacement of lighting in common areas		100%
salaries, social security contributions, related employee contributions		100%

Fluids and Service Contracts
electricity		100%
hot water		100%
cold water		100%
ice water		100%
fuels		100%
telephone service contracts		100%
gas
fuel		100%

Other Expenses
professional fees of the agent or agents – technical management		100%
professional fees of the trustee		100%
co-tenancy expenses		100%
[illegible]		[illegible ]
miscellaneous maintenance and repairs		100%
emergency guard services		100%
bringing the building into compliance excluding construction work related to Article 606 of the Civil Code		100%
bringing the leased premises into compliance excluding construction work related to Article 606 of the Civil Code
building insurance		100%
reception services
costs and professional fees of disputes		100%
report on condition of the premises excluding court bailiff		100%
report on condition of the premises with court bailiff		100%
salaries, social security contributions, related employee contributions		100%
	50%	50%
		100%

Construction Work
bringing the building into compliance under Article 606 of the Civil Code	100%
bringing the leased premises into compliance under Article 606 of the Civil Code	100%
construction work intended to remedy obsolescence and under Article 606 of the Civil Code	100%
construction work intended to remedy obsolescence and not under Article 606 of the Civil Code		100%
restoration of facade without taking up masonry		100%
restoration of facade with taking up masonry	100%
equipment repair		100%
construction work and repairs related to Article 605 of the Civil Code		100%
construction work and repairs related to Article 606 of the Civil Code	100%
professional fees for construction work related to Article 605 of the Civil Code		100%
professional fees for construction work related to Article 606 of the Civil Code	100%

DONE IN PARIS, IN TWO COPIES, ONE FOR EACH PARTY
On 06/09/2015
LESSEE	LESSOR
/s/ Gil Beyen	/s/ [illegible]

PfO2

CONSTRUCTION WORK – 60 avenue Rockefeller – ADENINE – 69008 LYON

Description	Status	Date	Amount excl. taxes	Charged to
modification of Totem of signage – waiting for SERL approval	draft	2015	€4,895.00	tenants
installing a ladder for glass cleaning	draft	2015	€3,318.70	tenants
installation of electric power meters	draft	2016	€6,763.75	tenants
installation of a general meter of cooling system on production	draft	2016	€15,063.50	tenants
			€30,040.95

(Order of 6.8.05: Art. 16; Law of 7.13.06: Art. 79-IV; Law of 12.30.06; Decree of 9.5.06; Decree of 9.14.06; Decree of 12.21.06)

(Art. 18 / CCH: Arr. L 271-4-I through L. 271-6)

è SUMMARY REPORT	MISSION NO. 361847

OWNER	AGENT

Name: not available	Name:

Address: not available	Address

City: not available	City:

MISSION

Address: 60 AVENUE ROCKFELLER	City: 69008 LYON

Type:	No. of rooms:

Building:	Floor: not available	Doors:

Building Reference: not available	Cadastral References: not available

Principal Lots: not available	Secondary Lots: not available

Tracking Date: 01/13/2015	Assistant: not available

Operator:

Tel.: 0 825 09 66 09 www.opera-groupe.fr – info@opera-groupe.fr	Corporate Headquarters: 37 rue d’Amsterdam, 75008 PARIS Management Office: 32 rue de la Part Dieu CS 83451,69421 LYON CEDEX 03

MISSION NO. 361847

è ☐ CERTIFICATION OF SURFACE AREA CARREZ LAW/LIVING AREA

Not requested by person who placed order

è ☐ RECORD OF LEAD EXPOSURE RISKS – CREP

Not requested by person who placed order

è ☐ REPORT MENTIONING THE PRESENCE OR ABSENCE OF MATERIALS OR PRODUCTS CONTAINING ASBESTOS

Not requested by person who placed order

è ☐ REPORT RELATED TO PRESENCE OF TERMITES

Not requested by person who placed order

è ☐ REPORT ON INTERIOR GAS INSTALLATION

Not requested by person who placed order

è ☐ REPORT ON INTERIOR ELECTRICITY INSTALLATION

Not requested by person who placed order

è ☒ REPORT ON NATURAL AND TECHNOLOGICAL RISKS

ERNT

è ☐ ENERGY PERFORMANCE DIAGNOSIS

Not requested by person who placed order

Tel.: 0 825 09 66 09 www.opera-groupe.fr – info@opera-groupe.fr	Corporate Headquarters: 37 rue d’Amsterdam, 75008 PARIS Management Office: 32 rue de la Part Dieu CS 83451,69421 LYON CEDEX 03

Report of Natural, Mining and Technological risks
in application of Articles L 125-5 and R 125-26 of the Environmental Code

1. This report, with respect to obligations, prohibitions, servitudes and requirements set forth with respect to natural, mining or technological risks concerning the building, is prepared based on information provided by prefectural decision.

no.2011-1942	of 04/21/2011	updated on

information with respect to the real property (built or not built)

2. Address			Municipality

	postal code	69008

60 AVENUE ROCKFELLER-ADENINE BUILDING	or insee code	69123	LYON

3. Siting of the building in view of one or more plans for prevention of natural risks (PPR n)

The building is located in the perimeter of a natural PPR	prescribed	yes ☐	no ☒

The building is located in the perimeter of a natural PPR	applied in advance	yes ☐	no ☒

The building is located in the perimeter of a natural PPR	approved	yes ☐	no ☒

if yes, The natural risks taken into account are related to:

flooding ☐	torrential flooding ☐	landslides ☐	avalanches ☐

drought ☐	cyclone ☐	rising of water table ☐	forest fire ☐

earthquake ☐	volcano ☐	others

extracts of reference documents attached to this report and allowing the location of the building in view of the risks considered

Mapping of Natural Risks – Mapping of Seismic Risks

The building is affected by construction work prescriptions in the regulation of the natural PPR or PPRs		yes ☐	no ☒
if yes, the work prescribed by the regulation of the natural PPR or PPRs has been completed		yes ☐	no ☐

4. Siting of the building in view of a plan to prevent mining risks (PPR m) in application of Article L 174-5 of the Mining Code.

The building is located in the perimeter of a mining PPR	prescribed	yes ☐	no ☒

The building is located in the perimeter of a mining PPR	applied in advance	yes ☐	no ☒

The building is located in the perimeter of a mining PPR	approved	yes ☐	no ☒

landslides ☐	others

extracts of reference documents attached to this report and allowing the building to be located in view of risks considered

The building is affected by work prescriptions in the PPR mining regulation			yes ☐	no ☒
if yes, the work prescribed by the PPR mining regulations has been completed			yes ☐	no ☐

5. Siting of the building in view of a technological risks prevention plan (PPR t)

The building is located in the perimeter of a study of a technological PPR prescribed and not yet approved			yes ☐	no ☒
if yes, the technological risks considered in the prescription decision are related to

toxic effect ☐	thermal effect ☐	Overpressure effect ☐

The building is located in the perimeter of exposure to risks of an approved technological PPR extracts of reference documents attached to this report and allowing the building to be located in view of risks considered

		yes ☐	no ☒

The building is affected by prescriptions on construction in the technological PPR regulation	yes ☐	no ☒
if yes, the work prescribed by the technological PPR has been completed		yes ☐	no ☐

6. Siting of the building in view of regulatory zoning for consideration of seismicity in application of Articles R 56304 and D 563-8-1 of the Environmental Code

	high	average	moderate	low	very low

The building is located in a seismicity commune	zone 5 ☐	zone 4 ☐	zone 3 ☐	zone 2 ☒	zone 1 ☐

7. Information with respect to losses compensated by insurance after a natural, mining or technological disaster in application of Article L 125-5 (IV) of the Environmental Code

The information is mentioned in the authentic instrument showing that the sale was completed seller/lessor – purchaser/tenant	yes ☐	no ☐

8. Seller-Lessor first name		PFO2
strike out inapplicable entry		Last Name		First Name

9. Purchaser – Tenant
10. Date	in	LYON	on	01/14/2015

Attention! If they do not involved any specific obligation or regulatory prohibition, known or foreseeable risks which might be indicated in the various preventive informational documents and concerning the real property, the following are not mentioned by this report. Article 125-5 (V) of the Environmental Code: in event of failure to comply with obligations to inform the seller or lessor, the purchaser or tenant may sue to terminate the contract or request that the court reduce the sale or lease price.

BOURGOGNE
FRANCHE-COMTE
AUVERGNE
PROVENCE-ALPES-COTE-D'AZUR
LANGUEDOC-ROUSSILLON
Zonage réglementaire en RHONE-ALPES
Zones de sismicité
très faible
faible
modérée
moyenne
forte
N
0 10 20km

Information File for Purchasers and Tenants of Real Property, on Major Technological and Natural Risks

list of natural disaster decisions (for information)

Date of appearance of the decision in the OJ (Official Journal)	Nature of Risk
01/13/2008	Floods and mudslides
10/14/2005	Earth movements
02/09/2002	Floods by rising of water table
08/23/2000	Floods and mudslides
02/26/2000	Floods and mudslides
07/09/1996	Floods and mudslides
01/28/1996	Floods and mudslides
08/03/1995	Floods and mudslides
09/25/1994	Floods and mudslides
06/25/1994	Floods and mudslides
06/10/1994	Floods and mudslides
02/18/1994	Floods and mudslides
10/24/1993	Floods and mudslides
12/15/1990	Floods and mudslides
06/24/1983	Floods and mudslides
06/24/1983	Floods and mudslides
01/13/1983	Floods and mudslides
01/29/1983	Snow Weight – Falling Snow
12/22/1982	Snow Weight – Falling Snow
11/19/1982	Storm

Date of preparation of this sheet	02/13/2009

GLOSSARY

PPR: Risk Prevention Plan

They may concern natural risks (PPRn) or technological risks (PPRt).

The risk prevention plan is a document prepared by the State which draws the boundaries of zones exposed to risks and those not directly exposed in order to:

•	prohibit projects or prescribe conditions of construction and use in the plan,

•	define measures applicable to existing projects in the plan,

•	define preventive, protective and safeguard measures in the plan.

The different phases of carrying out the PPR:

Prescription Decision (by the Prefect)

It defines the risks to be considered and the scope of the PPR

PPR Project Established

•	of a presentation report which contains the analysis of the phenomena considered, and the study of their impact on persons and on property, existing and future. This report also indicates the principles for preparation of the PPR and the discussion of the reasons for the regulation.

•	of a regulatory map at a scale between 1/10,000 and 1/5,000 generally, which draws the boundaries of the zones regulated by the PPR,

•	of a regulation which indicates the rules that apply to each zone.

Public Inquiry

PPR Project possibly modified

Approval Decision (by the Prefect)

Annexing of the PPR to the Local Urban Development Plan or to the Land Occupancy Plan

Decision on Natural or Technological Disasters

These are inter-ministerial decisions determining the zones and periods where disasters are located, and indicating the nature of the damage resulting from the disasters.

They make it possible to know the risks incurred and have financial repercussions with respect to insurance deductibles if the commune does not have a PPR.

Here are the applicable specific procedures, based on the number of findings of a state of natural disaster which occurred due to the same risk during the five years prior to the date of any new finding:

•	1st and 2nd decisions of finding of natural disaster: application of the deductible;

•	At the 3rd decision: doubling of the applicable deductible;

•	At the 4th decision: tripling of the applicable deductible;

•	At the 5th decision and at following decisions: quadrupling of the applicable deductible.

FRENCH REPUBLIC

DEPARTMENTAL EQUIPMENT	PREFECTURE OF THE RHÔNE

DIRECTORATE

PREFECTORAL DECISION No. 2009-3943 AMENDING PREFECTORAL DECISION

No. 2006-1585 OF FEBRUARY 14 2006 AMENDED RELATED TO

THE PROVISION OF INFORMATION TO PURCHASERS AND TENANTS

OF REAL ESTATE ON MAJOR NATURAL AND TECHNOLOGICAL RISKS

AND ACCIDENTS

IN THE MUNICIPALITY OF LYON

PREFECT OF THE RHÔNE -ALPES REGION

PREFECT OF THE RHÔNE

CHEVALIER OF THE LEGION D’HONNEUR

[KNIGHT OF THE LEGION OF HONOR]

IN VIEW OF the General Code of Territorial Collectivities;

IN VIEW OF the Environmental Code, specifically Articles L 125-5 and R 125-23 through R 125-27;

IN VIEW OF Decree No. 91-461 of May 14, 1991 amended related to the prevention of seismic risk;

IN VIEW of prefectural decision no. 2009-3942 of July 20, 2009 amending prefectural decision no. 2006-1527 of February 14, 2006 amended related to provision of information to purchasers and tenants of real estate on major natural and technological risks;

ON THE PROPOSAL by the Departmental Director of Equipment;

DECISION

Article 1

In application of the provisions of Article 2 of Decision No. 2006-1585 of February 14, 2006 and as a result of the approval of the natural flood risks prevention plan on the territory of the municipalities of Greater Lyon exposed to direct and indirect overflows of the Rhône and of the Saône in the Lyon and Villeurbanne sector, the information package of the municipalities attached to this Decision No. 2006-1585 of February 14, 006, which contains elements necessary to prepare the risks report, intended for information on major natural and technological risks of real estate purchasers and tenants located in the Lyon municipality is replaced by the package attached to this decision.

Article 2

Ladies and Gentlemen, the secretary general of the prefecture of the Rhône, sub-prefects of districts, the departmental director of equipment and the mayor of Lyon are responsible, each for the matters that concern him or her, for the application of this decision which shall be published in the compilation of administrative acts of the Rhône prefecture.

Done in Lyon, on July 20, 2009

Prefect

FRENCH REPUBLIC

PREFECT OF THE RHÔNE

PREFECTORAL DECISION No.2011-1942 AMENDING PREFECTORAL DECISION

No.2009-3943 OF JULY 20, 2009 RELATED TO

THE PROVISION OF INFORMATION TO PURCHASERS AND TENANTS

OF REAL ESTATE ON MAJOR NATURAL AND TECHNOLOGICAL RISKS

AND ACCIDENTS

IN THE MUNICIPALITY OF LYON

PREFECT OF THE RHÔNE -ALPES REGION

PREFECT OF THE RHÔNE

In view of the General Code of Territorial Collectivities;

In view of the Environmental Code, specifically Articles L 125-5 and R 125-23 through R 125-27;

In view of Decree No. 2010-1254 of October 22, 2010 related to the prevention of seismic risk;

In view of Decree No. 2010-1255 of October 22, 2010 related to the setting of boundaries of seismicity zones on French territory;

In view of prefectural decision no. 2011-2152 of April 26, 2011 amending prefectural decision no. 2010-6147 of November 26, 2010 related to provision of information to purchasers and tenants of real estate on major natural and technological risks;

On the proposal of the Departmental Director of Territories;

DECISION

Article 1

As a result of the setting of boundaries in a zone of low seismicity of the municipality by the above-mentioned decree, the information package of the commune attached to Decision No. 2009-3943 of July 20, 2009, which contains the elements necessary to prepare the risk report, intended for information on major natural and technological risks of real estate purchasers and tenants located in the Lyon municipality, is supplemented by the information attached to this decision.

Article 2

Ladies and Gentlemen, the secretary general of the prefecture of the Rhône, sub-prefects of districts, the departmental director of equipment and the mayor of Lyon are responsible, each for the matters that concern him or her, for the application of this decision which shall be published in the compilation of administrative acts of the Rhône prefecture.

Done in Lyon, on April 26, 2011	[stamp:] [For the Prefect, General Secretary Josiane CHEVALIER Prefect [signature]

Decisions on recognition of Natural Disaster

Lyon

INSEE: 69123 – Population: 472,300

Department: RHONE – Region: Rhône-Alpes

Update: 06/12/2012

Disaster Type	Start on	End on	Decision of	In OJ of

Storm	11/06/1982	11/10/1982	11/18/1982	11/19/1982

[illegible]	11/26/1982	11/27/1982	01/24/1983	01/29/1983

Snow weight – Falling Snow	[illegible]	[illegible]	[illegible]	[illegible]

Floods and mudslides	12/08/1982	12/31/1982	01/11/1983	01/13/1983

Floods and mudslides	04/01/1983	04/30/1983	06/21/1983	06/24/1983

Floods and mudslides	05/16/1983	05/18/1983	06/21/1983	06/24/1983

Floods and mudslides	07/29/1990	07/29/1990	12/04/1990	12/15/1990

Floods and mudslides	10/05/1993	10/10/1993	10/19/1993	10/24/1993

Floods and mudslides	10/05/1993	10/10/1993	02/02/1994	02/18/1994

Floods and mudslides	10/05/1993	10/10/1993	06/17/1996	07/09/1996

Floods and mudslides	10/10/1993	10/10/1993	07/18/1995	08/03/1995

Floods and mudslides	10/18/1993	10/18/1993	05/27/1994	06/10/1994

Floods and mudslides	01/07/1994	01/21/1994	06/06/1994	06/25/1994

Floods and mudslides	01/07/1994	01/21/1994	06/09/1994	06/09/1994

Floods and mudslides	09/07/1995	09/07/1995	01/08/1996	01/28/1996

Floods and mudslides	10/22/1999	10/24/1999	02/07/2000	02/26/2000

Floods and mudslides	06/10/2000	06/10/2000	08/03/2000	08/23/2000

Floods by raising of water table	03/18/2001	03/28/2001	01/23/2002	02/09/2002

Landslides	04/17/2005	04/18/2005	10/06/2005	10/14/2005

Floods and mudslides	08/06/2007	08/06/2007	01/10/2008	01/13/2008

Ministry of Sustainable Development

Prefecture of: RHONE	Declaration of compensated claims

in application of IV of Article L 125-5 of the Environmental Code

Building Address

Municipality LYON
Claims compensated in the framework of recognition of the state of disaster
Decisions recognizing the state of disasters in favor of the municipality	Check the YES or NO boxes if, to your knowledge, the building was subject to compensation [illegible] events

Storm	Decision dated 11/18/1982	☐ Yes	☐ No

Snow Weight – snowfall	Decision dated 12/15/1982	☐ Yes	☐ No

Floods and mudslides	Decision dated 01/11/1983	☐ Yes	☐ No

Snow Weight – snowfall	Decision dated 01/24/1983	☐ Yes	☐ No

Floods and mudslides	Decision dated 06/21/1983	☐ Yes	☐ No

Floods and mudslides	Decision dated 12/04/1990	☐ Yes	☐ No

Floods and mudslides	Decision dated 10/19/1993	☐ Yes	☐ No

Floods and mudslides	Decision dated 02/02/1994	☐ Yes	☐ No

Floods and mudslides	Decision dated 05/27/1994	☐ Yes	☐ No

Floods and mudslides	Decision dated 06/06/1994	☐ Yes	☐ No

Floods and mudslides	Decision dated 09/08/1994	☐ Yes	☐ No

Floods and mudslides	Decision dated 07/18/1995	☐ Yes	☐ No

Floods and mudslides	Decision dated 01/08/1996	☐ Yes	☐ No

Floods and mudslides	Decision dated 06/17/1996	☐ Yes	☐ No

Floods and mudslides	Decision dated 02/07/2000	☐ Yes	☐ No

Floods and mudslides	Decision dated 08/03/2000	☐ Yes	☐ No

Floods by rising of water table	Decision dated 01/23/2002	☐ Yes	☐ No

Landslides	Decision dated 10/06/2005	☐ Yes	☐ No

Floods and mudslides	Decision dated 01/10/2008	☐ Yes	☐ No

Prepared on:
Name and signature of seller or lessor

Stamp/Signature in case of service provider or	Signature of purchaser or tenant

agent